UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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PATTERSON-UTI ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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April 28, 2005
Dear Stockholder:
      We cordially invite you to attend Patterson-UTI Energy, Inc.’s annual stockholders’ meeting. The annual meeting will be held Wednesday, June 15, 2005, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549.
      At the annual meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.
      Thank you for your support.
Sincerely,

Mark S. Siegel Chairman of the Board	Cloyce A. Talbott Chief Executive Officer

This proxy statement and the accompanying proxy card are being mailed to Patterson-UTI Energy, Inc. stockholders
beginning on or about April 28, 2005.

TABLE OF CONTENTS

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS To Be Held June 15, 2005
SHARES OUTSTANDING AND VOTING RIGHTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE PATTERSON-UTI ENERGY, INC. 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS; INDEMNIFICATION AGREEMENTS
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
OTHER MATTERS
ANNEX A
PATTERSON-UTI ENERGY, INC.
P. O. Box 1416
Snyder, Texas 79550

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

       The 2005 annual meeting of the stockholders of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, will be held Wednesday, June 15, 2005, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549 (the “Meeting”). At the Meeting, the stockholders will be asked to:

•	elect nine directors to the Board of Directors of Patterson-UTI to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified;

•	approve the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan;

•	ratify the selection of PricewaterhouseCoopers LLP as independent accountants of Patterson-UTI for the fiscal year ending December 31, 2005; and

•	take action upon any other matters which may properly come before the Meeting.
      Stockholders of record at the close of business on April 25, 2005, are entitled to vote at the Meeting and any adjournment thereof.
      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope or vote by following the Internet or telephone instructions included on the proxy card.

By order of the Board of Directors

Jonathan D. Nelson
Vice President, Chief Financial Officer,
Secretary and Treasurer
April 28, 2005

PATTERSON-UTI ENERGY, INC.
P. O. Box 1416
Snyder, Texas 79550

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2005
       The Board of Directors of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, prepared this proxy statement for the purpose of soliciting proxies for Patterson-UTI’s 2005 annual meeting of stockholders (the “Meeting”) to be held Wednesday, June 15, 2005, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, and at any adjournment thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 28, 2005.
      The Board of Directors is making this solicitation by mail. In addition to the solicitation of proxies by mail, Patterson-UTI’s officers and other employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. Patterson-UTI does not intend to retain a proxy solicitation firm to assist in the solicitation of proxies of stockholders whose shares are held in street name by brokers, banks and other institutions, but may do so if circumstances warrant. Patterson-UTI will pay all costs associated with this solicitation.
      Properly submitted proxies received either by mail, Internet, telephone or in person, in time for the Meeting will be voted as you have directed in your proxy, unless you revoke your proxy in the manner provided below. As to any matter for which you give no direction in your proxy, your shares will be voted as follows:

•	“FOR” the election of all of the nominees to the Board of Directors;

•	“FOR” the approval of the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan;

•	“FOR” the ratification of PricewaterhouseCoopers LLP as independent accountants of Patterson-UTI for the fiscal year ending December 31, 2005; and

•	“FOR” or “AGAINST” any other proposals which may be submitted at the Meeting at the discretion of the persons named in the proxy.
      You may revoke your proxy at any time before the proxy is voted by either:

•	submitting a new proxy with a later date, including a proxy submitted by the Internet or by telephone;

•	notifying the Secretary of Patterson-UTI in writing before the Meeting that you have revoked your proxy; or

•	attending the Meeting and voting in person.
SHARES OUTSTANDING AND VOTING RIGHTS
      Only stockholders of record of Patterson-UTI’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on April 25, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on April 25, 2005, there were 169,579,043 shares of Common Stock issued and outstanding. Holders of record of Common Stock on April 25, 2005 will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, from June 3, 2005 through June 14, 2005 and at the Meeting for inspection by any stockholder for any purpose regarding the Meeting.

      A quorum is necessary to transact business at the Meeting. A majority of the shares of Common Stock outstanding on April 25, 2005 will constitute a quorum. The shares held by each stockholder who signs and returns the enclosed form of proxy or properly votes using the Internet or telephone will be counted for purposes of determining the presence of a quorum at the Meeting.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Patterson-UTI’s bylaws provide that the number of members of the Board of Directors of Patterson-UTI shall be fixed either by amendment to the bylaws or by resolution of the Board of Directors. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Patterson-UTI’s bylaws provide that the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors. Shares as to which a stockholder withholds authority to vote on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote on the election of directors will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.
      The enclosed form of proxy provides a means for you to either:

•	vote “FOR” the election of the nominees to the Board of Directors listed below,

•	withhold authority to vote for one or more of the nominees, or

•	withhold authority to vote for all of the nominees.
      The Board of Directors recommends that you vote “FOR” all of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of all of the nominees to the Board of Directors. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.
      There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting. There are no family relationships among any of the directors or executive officers of Patterson-UTI, other than between Messrs. Talbott and Patterson, who are brothers-in-law.
      Set forth below is the name, age, position and a brief description of the business experience during at least the past five years of each of the nominees for election to the Board of Directors.

Name	Age	Position

Mark S. Siegel	54	Chairman of the Board and Director
Cloyce A. Talbott	69	Chief Executive Officer and Director
A. Glenn Patterson	58	President, Chief Operating Officer and Director
Kenneth N. Berns	45	Senior Vice President and Director
Robert C. Gist	64	Director
Curtis W. Huff	47	Director
Terry H. Hunt	56	Director
Kenneth R. Peak	59	Director
Nadine C. Smith	47	Director
      Mark S. Siegel — Mr. Siegel has served as Chairman of the Board and as a director of Patterson-UTI since May 2001. Mr. Siegel served as Chairman of the Board and as a director of UTI Energy Corp. (“UTI”) from 1995 to May 2001, when UTI merged with and into Patterson-UTI. Mr. Siegel has been President of REMY Investors & Consultants, Incorporated (“REMY Investors”) since 1993. From 1992 to 1993,

Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc., a private investment company, and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel holds a Bachelor of Arts degree from Colgate University and a J.D. from the University of California, Berkeley (Boalt Hall) School of Law.
      Cloyce A. Talbott — Mr. Talbott has served as a director of Patterson-UTI since its incorporation in 1978 and as its Chief Executive Officer since 1983. Mr. Talbott co-founded Patterson-UTI, served as Vice President from 1978 to 1983, and served as Chairman of the Board from 1983 to May 2001. Mr. Talbott holds a Bachelor of Science degree in petroleum engineering from Texas Tech University.
      A. Glenn Patterson — Mr. Patterson has served as a director of Patterson-UTI since its incorporation in 1978. Mr. Patterson co-founded Patterson-UTI and has served as its President since 1978 and also as Chief Operating Officer since 1983. Mr. Patterson holds a Bachelor of Science degree in business from Angelo State University.
      Kenneth N. Berns — Mr. Berns has served as Senior Vice President of Patterson-UTI since April 2003 and as a director of Patterson-UTI since May 2001. Mr. Berns served as a director of UTI from 1995 to May 2001. Mr. Berns has been an executive with REMY Investors since 1994. Mr. Berns holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.
      Robert C. Gist — Mr. Gist has served as a director of Patterson-UTI since 1985. He was general legal counsel and advisor to Patterson-UTI from 1987 to May 2001. Mr. Gist holds a Bachelor of Science degree in economics and a J.D. from Southern Methodist University. He has been self-employed as an attorney for more than five years and has over 20 years experience in the oil and gas industry.
      Curtis W. Huff — Mr. Huff has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1997 to May 2001. Mr. Huff is the President and Chief Executive Officer of Freebird Investments LLC, a private investment company, and has served in that capacity since October 2002. Mr. Huff served as the President and Chief Executive Officer of Grant Prideco, Inc., a provider of drill pipe and other drill stem products, from February 2001 to June 2002. From January 2000 to February 2001, Mr. Huff served as Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc., an oilfield services company. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P. and held that position for more than five years.
      Terry H. Hunt — Mr. Hunt has served as a director of Patterson-UTI since April 2003 and served as a director of UTI from 1994 to May 2001. Mr. Hunt is an energy consultant and investor. Mr. Hunt served as Senior Vice President — Strategic Planning of PPL Corporation, an international energy and utility holding company, from 1998 to 2000. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company, from 1992 to 1999. Previously, Mr. Hunt was President and Chairman of Carnegie Natural Gas Company, a gas distribution and transmission company, and of Apollo Gas Company, a natural gas distributor. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a Masters of Business Administration from Southern Methodist University.
      Kenneth R. Peak — Mr. Peak has served as a director of Patterson-UTI since November 2000. Mr. Peak is the Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of Contango Oil & Gas Company and has served in that capacity since 1999. Mr. Peak served as the President of Peak Enernomics, Incorporated, an oil and gas industry consulting company, from 1990 to 1999. Prior to that time, Mr. Peak served as the Treasurer of Tosco Corporation, an independent oil refiner, and as Chief Financial Officer of Texas International Company, an independent oil and gas exploration and production company. His tenure at Texas International Company included serving as President of TIPCO, the domestic operating subsidiary of Texas International’s oil and gas operations. Mr. Peak’s energy career began in 1973 as a commercial banker with First Chicago’s energy group. Mr. Peak holds a Bachelor of Science in physics from Ohio University and a Masters of Business Administration from Columbia University.

      Nadine C. Smith — Ms. Smith has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1995 to May 2001. Ms. Smith is a private investor and business consultant. From August 2000 to December 2001, Ms. Smith was President of Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. From April 2000 to August 2000, Ms. Smith served as the President of Aegis Asset Management, Inc., an asset management company. From 1997 to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith is a director of American Retirement Corporation, a New York Stock Exchange listed company that owns and manages senior housing properties. Ms. Smith holds a Bachelor of Science degree in economics from Smith College and a Masters of Business Administration from Yale University.
Meetings and Committees of the Board of Directors
      The Board of Directors met six times during the year ended December 31, 2004. Each director attended, in person or by telephone, at least 75% of the aggregate of all meetings held by the Board and all meetings of each committee for which such director was eligible to attend. A majority of the members of the Board of Directors are independent within the meaning of the National Association of Securities Dealers’ (“NASD”) published listing standards. Specifically, the Board has determined that Messrs. Peak, Gist, Huff and Hunt and Ms. Smith are independent within the meaning of the NASD published listing standards.
      The Board of Directors has an Executive Committee, Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee.
      The Executive Committee, which currently is composed of Messrs. Siegel, Talbott, Patterson and Berns, has the authority, to the extent permitted by applicable law, to act for the Board in all matters arising between regular or special meetings of the Board of Directors.
      The Audit Committee oversees management’s conduct of Patterson-UTI’s accounting and financial reporting process including review of the financial reports and other financial information provided by Patterson-UTI to the public and government and regulatory bodies, Patterson-UTI’s system of internal accounting, Patterson-UTI’s financial controls, and the annual independent audit of Patterson-UTI’s financial statements. The Audit Committee also oversees compliance with Patterson-UTI’s codes of conduct and ethics and with legal and regulatory requirements. The Audit Committee members are Messrs. Peak and Gist and Ms. Smith. The Board has confirmed that all members of the Audit Committee are “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and within the meaning of the NASD’s published listing standards. The Board has determined that Mr. Peak is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules. The Audit Committee selects, subject to the Board’s approval, the independent accountants to audit Patterson-UTI’s books and records and considers and acts upon accounting matters as they arise. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on Patterson-UTI’s website at www.patenergy.com. The Audit Committee met five times during the year ended December 31, 2004. Please see the Audit Committee Report on page 24 for further information about the Audit Committee.
      The Compensation Committee members are Messrs. Huff and Hunt and Ms. Smith, each of whom is independent as defined in the NASD’s published listing standards. Among other things, the Compensation Committee administers the incentive compensation plans, including stock option plans of Patterson-UTI and determines the annual compensation of the executive officers and directors of Patterson-UTI. The Compensation Committee held four meetings during the year ended December 31, 2004. Please see the Compensation Committee Report on page 18 for further information about the Compensation Committee.
      The Nominating and Corporate Governance Committee members are Messrs. Gist, Huff and Hunt, each of whom is independent as defined in the NASD’s published listing standards. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, to recommend for selection by the Board director nominees for the next annual meeting of stockholders, to review Patterson-UTI’s Code of Business Conduct, to develop and continually make recommendations with respect to the best corporate governance principles and to oversee the evaluation of the Board and management. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was founded in 2003 and held one meeting during the year ended December 31, 2004.
      On behalf of the Board, the Nominating and Corporate Governance Committee considers director nominees recommended by Patterson-UTI’s stockholders if the recommendations are made in accordance with all legal requirements, including applicable provisions of Patterson-UTI’s restated certificate of incorporation and bylaws. In accordance with Patterson-UTI’s bylaws, in addition to any other applicable requirements, any person recommending a nominee for Patterson-UTI’s Board must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such nomination in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2006 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than February 15, 2006 and not later than March 17, 2006; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after June 15, 2006, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.
      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act, or any successor regulation thereto,

•	the name and record address of the stockholder proposing such nomination,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.
      Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      The Nominating and Corporate Governance Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Patterson-UTI. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of Patterson-UTI and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.
Communication with the Board and Its Independent Members
      Persons may communicate with the Board, or directly with its Chairman, Mr. Siegel, by submitting such communication in writing in care of Chairman of the Board of Directors, Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550. Persons may communicate with the independent members of the Board by submitting such communication in writing to the Nominating and Corporate Governance Committee of the Board of Directors of Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550.

Corporate Governance Documents Available on Patterson-UTI’s Website
      Copies of each of the following documents are available on the Patterson-UTI website at www.patenergy.com and in print to any stockholder who requests them from the Secretary of Patterson-UTI:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Corporate Governance Committee Charter;

•	Code of Business Conduct for its employees, officers and directors; and

•	Code of Business Conduct and Ethics for Senior Financial Executives.
Compensation of Directors
      Directors who are also employees of Patterson-UTI do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings. Each non-employee director receives annual cash compensation of $35,000. Each non-employee director that serves on the Audit Committee or the Compensation Committee receives additional annual cash compensation of $10,000 per committee on which he or she serves, with the chairman of each such committee receiving $15,000.
      Subject to approval by Patterson-UTI’s stockholders of Proposal No. 2, the Compensation Committee currently contemplates that on January 3, 2006, it will grant to each non-employee director of Patterson-UTI (1) 3,000 shares of restricted stock subject to one-year vesting (subject to acceleration in certain limited situations, including a change of control), and (2) an option to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the grant date. The option would have a 10-year term, vest after one year (subject to acceleration in certain limited situations, including a change of control), and contain a right to exercise for three years following cessation of the holder as a director (but not beyond the 10-year term).
      Patterson-UTI currently maintains a Non-Employee Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director is granted options to purchase 40,000 shares of Common Stock upon becoming a director and is granted options to purchase 20,000 shares of Common Stock on the last business day of each subsequent year in which the director serves on the Board of Directors. The current terms of the Director Plan prohibit the grant of options under the Director Plan after December 18, 2005. If Proposal No. 2 is approved by Patterson-UTI’s stockholders, no future option grants under the Director Plan would be permitted as of the approval date.
PROPOSAL NO. 2
APPROVAL OF THE PATTERSON-UTI ENERGY, INC.
2005 LONG-TERM INCENTIVE PLAN
General
      On April 19, 2005, Patterson-UTI’s Board of Directors adopted the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), subject to approval by Patterson-UTI’s stockholders. In addition, on the same date, the Board of Directors approved, subject to and effective upon the approval by the stockholders of the 2005 Plan, the termination of any future grants under all existing equity plans of Patterson-UTI.
      The primary objective of the 2005 Plan is to promote stockholder value by providing appropriate incentives to certain employees, consultants, advisors, officers and directors of Patterson-UTI and its subsidiaries. The 2005 Plan is administered by the Compensation Committee of Patterson-UTI’s Board of Directors, which comprises exclusively non-employee independent directors. The 2005 Plan provides for the granting of incentive and non-incentive stock options, as well as other awards, such as tandem and freestanding stock appreciation rights, restricted stock awards, other stock unit awards, performance shares, performance units and dividend equivalents. Certain awards under the 2005 Plan may be paid in cash or Common Stock, as determined by the Compensation Committee. The Compensation Committee has exclusive authority to select the participants to whom awards may be granted, and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2005 Plan. In addition, the Compensation Committee may, if consistent with applicable rules, regulations and NASDAQ requirements, delegate to a committee of one or more directors or to one or more executive officers the right to grant, cancel and suspend awards to employees who are not directors or executive officers of Patterson-UTI.
      The following summary of the material features of the 2005 Plan is qualified by reference to the copy of the 2005 Plan that is attached as Annex A to this proxy statement.
General Terms

•	The aggregate number of shares of Common Stock authorized for grant under the 2005 Plan is 6,250,000, reduced by the number of shares that are subject to awards granted under existing equity plans of Patterson-UTI during the period commencing on January 1, 2005 and ending on the date the 2005 Plan is approved by the shareholders. Shares that are subject to options or SARs count as one share of Common Stock against the aggregate number. Shares that are subject to other awards count as 1.6 shares of Common Stock against the aggregate number.

•	Generally, if an award granted under the 2005 Plan or the existing equity plans of Patterson-UTI expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares of Common Stock subject to the award, the shares allocable to the expired, forfeited, cash settled, or terminated portion of the award will be available for awards again under the 2005 Plan. Any shares of Common Stock that again become available for grant under the 2005 Plan will be added back as one share if the shares were subject to options or SARs, and as one and six tenths shares if the shares were subject to awards other than options or SARs.

•	The 2005 Plan is administered by the Compensation Committee.

•	Directors, employees, including officers, consultants and advisors are eligible for awards.

•	The 2005 Plan provides for awards of non-qualified stock options (“NQSOs”), Incentive Stock Options (“ISOs”), tandem and freestanding stock appreciation rights (“SARs”), restricted stock awards, other stock unit awards, performance awards and dividend equivalents.

•	The Board of Directors, at any time, may amend the terms of the 2005 Plan, subject to the stockholder approval requirements of the NASDAQ Stock Market and other rules and regulations applicable to Patterson-UTI.

•	Under the 2005 Plan, no participant may be granted options or SARs during any 12-month period with respect to more than 1,000,000 shares of Common Stock or restricted stock, performance awards and/or other stock unit awards that are denominated in shares in any 12-month period with respect to more than 500,000 shares. In addition to the foregoing limits, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards is $5,000,000.

Options

•	The vesting schedule for options is set by the Compensation Committee; however, options may not fully vest sooner than one year from the date of grant, except for certain limited exceptions.

•	The term of options is set by the Compensation Committee, but may be no longer than 10 years.

•	The exercise price for options may be paid in cash, with previously acquired shares of Common Stock, or by other means approved by the Compensation Committee.

•	All options granted under the 2005 Plan are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the option is granted.

SARs

•	SARs may be granted alone or in connection with the grant of any option.

•	SARs granted alone may be exercised at such times and be subject to such terms and conditions as the Compensation Committee may impose. SARs that are granted in tandem with options may be exercised only on the surrender of the right to purchase an equivalent number of shares under the related options and may be exercised only with respect to the shares of Common Stock for which the related options are then exercisable.

•	The term of SARs under the 2005 Plan may be no longer than 10 years.

•	An SAR entitles a participant to surrender any then exercisable portion of the SAR and, if applicable, the related option, in exchange for an amount equal to the product of (1) the excess of the fair market value of a share of Common Stock on the date preceding the date of surrender over the fair market value of a share of Common Stock on the date that the SAR was granted, or, if the SAR is related to an option, the per share exercise price of the option, multiplied by (2) the number of shares of Common Stock subject to the SAR and being surrendered. Payment on exercise of an SAR shall be in shares of Common Stock.

Restricted Stock Awards

•	The Compensation Committee determines the material terms of the restricted stock awards, including the price, if any, to be paid by the recipient, and the vesting schedule and conditions, which may include the attainment of specified performance objectives described below.

•	A restricted stock award that is subject solely to continued employment restrictions of employees of Patterson-UTI may not fully vest sooner than three years from the date of grant, except for certain limited exceptions.

•	Beginning on the date of grant, a participant receiving a restricted stock award will become a stockholder of Patterson-UTI with respect to all shares of Common Stock subject to the restricted stock award, which, unless the Committee determines otherwise at the time of the grant, includes the right to vote the shares and receive dividends in respect of the shares.

Other Stock Units

•	The Compensation Committee may grant other stock unit awards under the 2005 Plan, which have a value equal to an identical number of shares of Common Stock. Other stock unit awards may also be a form of payment for other awards granted under the 2005 Plan and other earned cash-based incentive compensation.

•	The payment of other stock units may be in cash, shares of Common Stock, other property, or any combination of the foregoing, and may be made in a lump sum or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Other stock unit awards that are subject solely to continued employment restrictions of employees of Patterson-UTI may not fully vest sooner than three years from the date of grant, except for certain limited exceptions.

Dividend Equivalent Rights

•	The Compensation Committee may grant dividend equivalent rights either in connection with awards or as separate awards under the 2005 Plan. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.

Performance Awards

•	Performance awards are payable in cash, shares of Common Stock, other property, or a combination of the foregoing, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee.

•	The Compensation Committee determines the material terms of the performance awards, including a performance period over which the performance goal of such award shall be measured, which must be at least 12 months and no longer than five years.

Deferrals

•	The Compensation Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the 2005 Plan. Any deferral permitted under the 2005 Plan will be administered in a manner that is intended to comply with Section 409A of the Code.
Effect of Certain Transactions and Change of Control
      The Compensation Committee may provide in the terms of an award under the 2005 Plan that, on a change of control as defined in the award agreement,

•	options and SARs outstanding on the date of the change of control immediately vest;

•	options and SARs outstanding on the date of the change of control may be cancelled and terminated without payment if the fair market value of a share of Common Stock on the date of the change of control is less than the per share option exercise price or SAR grant price;

•	restrictions and deferral limitations on restricted stock lapse and the restricted stock becomes free of all restrictions and limitations and becomes fully vested;

•	all performance awards shall be considered to be earned and payable and any deferral or other restriction shall lapse and the performance awards shall be immediately settled or distributed; and

•	such other additional benefits as the Compensation Committee deems appropriate shall apply.
      The Compensation Committee, in its discretion, may determine that, upon a change of control, each option and SAR shall terminate within a specified period of days after notice to the participant, or that with respect to such option or SAR each participant shall receive an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the change of control over the exercise price per share of such option or SAR. The payment may be made in one or more kinds of stock or property or a combination of stock or property. Further, in the event of changes in the capital or corporate structure of Patterson-UTI due to events such as recapitalization, stock split, merger, spin-off or similar transaction, that affect the shares of Common Stock, the Compensation Committee, in its sole discretion, may determine that it is equitable or appropriate to make adjustments or substitutions to the Plan or outstanding options and awards, including to the number, class, kind and option or exercise price or securities subject to awards.
Performance Criteria
      If the Compensation Committee determines that section 162(m) (see “Federal Income Tax Consequences — Performance-Based Compensation” below) of the Code applies (or is likely to apply) to a restricted stock award, performance award or other stock unit award, the lapsing of restrictions on the award and the distribution of cash, shares or other property pursuant to such award, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on attaining specified levels in one or more areas, such as: net sales; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; operating income or net income; return on stockholders’ equity; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or other publicly-traded securities of Patterson-UTI; market share; gross profits; earnings before taxes or before interest and taxes or before interest, taxes, depreciation, depletion and amortization; comparisons with various stock market indices; improvement in or attainment of expense levels or working capital levels; cash margins; safety records; and rig utilization and rig count growth. Performance goals may be measured solely by reference to Patterson-UTI’s performance or the performance of a subsidiary, division, business segment or business unit of Patterson-UTI, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies, in each case as specified by the Compensation Committee in the award. The Compensation Committee also may adjust performance goals to reflect the impact of specified events, occurrences or transactions, accounting or tax law changes or other extraordinary or nonrecurring events.
Awards Currently Contemplated Under the 2005 Plan
      The Compensation Committee currently contemplates that on January 3, 2006, it will grant to each non-employee director of Patterson-UTI (1) 3,000 shares of restricted stock subject to one-year vesting (subject to acceleration in certain limited situations, including a change of control), and (2) an option to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the grant date. The option would have a 10-year term, vest after one year (subject to acceleration in certain limited situations, including a change of control), and contain a right to exercise for three years following cessation of the holder as a director (but not beyond the 10-year term). The closing price of the Common Stock on April 22, 2005 was $25.64 per share.
      The following table sets forth information relating to the benefits and amounts that would be received by or allocated to the executive officers named in the Summary Compensation Table and directors under the 2005 Plan, to the extent that such benefits or amounts are determinable as of the date of this proxy statement:
NEW PLAN BENEFITS
Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan(1)

Number of Units

Options to
	Dollar		Shares of	Purchase
Name and Position	Value ($)		Restricted Stock	Common Stock

Mark S. Siegel, Chairman of the Board and Director	—		—	—
Cloyce A. Talbott, Chief Executive Officer and Director	—		—	—
A. Glenn Patterson, President, Chief Operating Officer and Director	—		—	—
Kenneth N. Berns, Senior Vice President and Director	—		—	—
Jonathan D. Nelson, Vice President, Chief Financial Officer, Secretary and Treasurer	—		—	—
John E. Vollmer III, Senior Vice President — Corporate Development	—		—	—
Executive Group	—		—	—
Non-Executive Director Group	n/a	(2)	15,000	50,000
Non-Executive Officer Employee Group	—		—	—

(1)	No awards have been made pursuant to the 2005 Plan because the 2005 Plan remains subject to stockholder approval. Upon approval of the 2005 Plan by the stockholders of Patterson-UTI, it is contemplated that the respective awards set forth in this table will be granted as described above. Additional amounts ultimately allocated under the 2005 Plan are not determinable at this time. Likewise, it is not possible to provide information about specific additional grants of awards that may be made under the 2005 Plan.

(2)	The dollar value of an award granted under the 2005 Plan will be equal to the Fair Market Value, as that term is defined in the 2005 Plan, of the Company’s Common Stock on the date of such award. As such, the dollar amount of any such award is not currently determinable. If the awards had been granted on January 1, 2004, the value of the restricted stock awards and the value of the options would have been $49,410 and $62,100, respectively, for each non-employee director.

Federal Income Tax Consequences
      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2005 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2005 Plan, nor does it address state, local, or non-U.S. taxes.

ISOs
      In general, a participant will not recognize income upon the grant or exercise of an ISO. However, if the participant is subject to federal “alternative minimum tax,” the exercise of an ISO will be treated essentially the same as a NQSO for purposes of the alternative minimum tax (see NQSOs, SARs, Performance Award, and Other Stock Unit Award below). Subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO, as described below.
      The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an ISO will be treated as capital gain or loss. However, if shares acquired upon the exercise of an ISO are disposed of within two years from the date of grant or within one year after exercise (a “disqualifying disposition”), the participant generally will recognize ordinary income in the year of disposition in an amount equal to the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) less the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short- or long-term capital gain (or loss) depending on the holding period.
      NQSOs, SARs, Performance Award, and Other Stock Unit Award. A participant generally is not required to recognize income on the grant of a NQSO, a SAR, performance award or other stock unit award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised, or in the case of performance awards or other stock unit awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a NQSO, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance awards or other stock unit awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.
      Restricted Common Stock. Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted

Common Stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.
      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2005 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition,” see above), a participant generally will be required to recognize ordinary income upon such disposition.
      Deductibility by Patterson-UTI. To the extent that a participant recognizes ordinary income in the circumstances described above, Patterson-UTI or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see Performance Based Compensation and Parachute Payments below).
      Performance Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2005 Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2005 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 2005 Plan.
      Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.
      Withholding. Awards under the 2005 Plan may be subject to tax withholding. Where an award results in income subject to withholding, Patterson-UTI may require the participant to remit the withholding amount to Patterson-UTI or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.
      Section 409A. Awards of SARs, performance awards, or other stock unit awards under the 2005 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of Patterson-UTI that awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of section 409A of the Code.

Recommendation
      The Board of Directors recommends a vote “FOR” the approval of the 2005 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.
PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS
      The Board of Directors voted to engage PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Patterson-UTI for the fiscal year ending December 31, 2005, and directed that such engagement be submitted to the stockholders of Patterson-UTI for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing. Although ratification by stockholders of the engagement of PricewaterhouseCoopers LLP is not required by Delaware corporate law or Patterson-UTI’s restated certificate of incorporation or bylaws, management feels a decision of this nature should be made with the consideration of Patterson-UTI’s stockholders. If stockholder ratification is not received, management will reconsider the engagement.
      It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.
      The Board of Directors recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as independent accountants. Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote at the Meeting. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” such ratification. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.
EXECUTIVE OFFICERS
      Set forth below is the name, age and position followed by a brief description of the business experience during at least the past five years for each of the executive officers of Patterson-UTI who is not also a current director.

Name	Age	Position

Jonathan D. Nelson	36	Vice President, Chief Financial Officer, Secretary and Treasurer
John E. Vollmer III	49	Senior Vice President — Corporate Development
      Jonathan D. Nelson — Mr. Nelson has served as Vice President, Chief Financial Officer, Secretary and Treasurer of Patterson-UTI since July 1999. Mr. Nelson served as Controller of Patterson-UTI from May 1996 until July 1999. Prior to his employment with Patterson-UTI, Mr. Nelson was employed in public accounting for approximately five years. Mr. Nelson holds a Bachelor of Business Administration degree in Accounting from Texas Tech University.

      John E. Vollmer III — Mr. Vollmer has served as Senior Vice President — Corporate Development of Patterson-UTI since May 2001. Mr. Vollmer served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of UTI from 1998 to May 2001. Mr. Vollmer was a financial consultant from October 1997 until joining UTI in 1998. From 1992 until October 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President — Finance and Chief Financial Officer of Blockbuster Entertainment’s Music Division. Mr. Vollmer holds a Bachelor of Arts in Accounting from Michigan State University.
Summary Compensation Table
      The following table sets forth information concerning compensation for 2004, 2003 and 2002 earned by or paid to the Chief Executive Officer and the other executive officers of Patterson-UTI:

		Annual Compensation
								Securities
					Other Annual	Restricted		Underlying	All Other
		Salary	Bonus		Compensation(1)	Stock		Options Granted	Compensation(2)
Name and Principal Position(s)	Year	($)	($)		($)	Award(s)		(#)	($)

Mark S. Siegel	2004	350,000	645,798	(3)	—	50,000	(4)	120,000	—
Chairman of the Board	2003	298,333	411,530		—	—		380,000	—
	2002	180,833	140,000		—	—		800,000	—

Cloyce A. Talbott	2004	450,000	645,798	(3)	—	50,000	(4)	120,000	5,644
Chief Executive Officer	2003	413,750	411,530		—	—		380,000	4,935
	2002	316,458	140,000		—	—		800,000	6,000

A. Glenn Patterson	2004	450,000	645,798	(3)	—	50,000	(4)	120,000	5,644
President and Chief	2003	413,750	411,530		—	—		380,000	4,935
Operating Officer	2002	316,458	140,000		—	—		800,000	6,000

Kenneth N. Berns	2004	215,000	322,899	(3)	—	25,000	(4)	60,000	—
Senior Vice President	2003	182,333	205,765		—	—		190,000	—
	2002	108,500	70,000		—	—		400,000	—

Jonathan D. Nelson	2004	220,000	322,899	(3)	—	25,000	(4)	60,000	3,745
Vice President, Chief	2003	198,667	205,765		—	—		190,000	3,935
Financial Officer,	2002	144,667	70,000		—	—		400,000	2,438
Secretary and Treasurer

John E. Vollmer III	2004	275,000	322,899	(3)	—	25,000	(4)	60,000	3,745
Senior Vice President —	2003	251,908	205,765		—	—		190,000	3,935
Corporate Development	2002	190,779	70,000		—	—		400,000	5,500

(1)	The aggregate amounts of perquisites and other personal benefits, securities or property received by each of the executive officers does not exceed the lesser of $50,000 or ten percent of that executive officer’s combined annual salary and bonus during the applicable year.

(2)	Amounts set forth reflect Patterson-UTI’s contributions or other allocations to defined contribution plans.

(3)	On February 9, 2005, the Compensation Committee approved cash bonuses for each of the executive officers based on a percentage of Patterson-UTI’s earnings before interest, income taxes and depreciation, depletion and amortization for 2004.

(4)	Represents restricted stock grants on April 28, 2004, under Patterson-UTI’s 1997 Long-Term Incentive Plan, as amended. The terms of the restricted stock awards provide that dividends may be paid on the shares of restricted stock granted. The vesting periods for the restricted stock awards are 50% after three years and the remaining 50% after four years, in each case from the date of grant. Based on the last reported sales price on the Nasdaq Stock Market on December 31, 2004 of $19.45, the value of the restricted stock was $972,500 for each of Messrs. Siegel, Talbott and Patterson and $486,250 for each of Messrs. Berns, Nelson and Vollmer.

      The following table sets forth information regarding grants of stock options during 2004 to the executive officers listed in the Summary Compensation Table:
Options Granted During Fiscal Year 2004

	Number of		% of Total Options	Exercise or		Grant Date
	Securities Underlying		Granted to Employees	Base Price	Expiration	Present
Name	Options Granted		in Fiscal Year	($/Sh)	Date	Value(2)

Mark S. Siegel	120,000	(1)	22.22%	$19.14	4/27/14	$797,964
Cloyce A. Talbott	120,000	(1)	22.22%	$19.14	4/27/14	$797,964
A. Glenn Patterson	120,000	(1)	22.22%	$19.14	4/27/14	$797,964
Kenneth N. Berns	60,000	(1)	11.11%	$19.14	4/27/14	$398,982
Jonathan D. Nelson	60,000	(1)	11.11%	$19.14	4/27/14	$398,982
John E. Vollmer III	60,000	(1)	11.11%	$19.14	4/27/14	$398,982

(1)	These options were granted pursuant to the terms and conditions of the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long Term Incentive Plan. These options vest over a three year period as follows: 33.33% on April 28, 2005, and then in equal monthly installments through April 28, 2007.

(2)	The value of the options were estimated using the Black-Scholes option valuation model. The following assumptions were used in the calculation: no expected dividend yield, risk-free interest rate of 3.21%, volatility of 38.86% and an expected term of 4 years. No discount was considered for the non-transferability or the risk of forfeiture of the options. The actual value, if any, of any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, this valuation may not be a reliable indication as to the value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.
      The following table sets forth information concerning stock options exercised in 2004 and stock options unexercised at December 31, 2004 for the executive officers of Patterson-UTI:
Aggregated Option Exercises in 2004
and Value Table at December 31, 2004

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			December 31, 2004(2)		December 31, 2004(3)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark S. Siegel	560,000	$7,914,969	997,221	602,779	$6,345,591	$3,380,509
Cloyce A. Talbott	200,000	$2,286,420	997,221	602,779	$6,345,591	$3,380,509
A. Glenn Patterson	174,000	$1,778,385	841,221	602,779	$4,758,491	$3,380,509
Kenneth N. Berns	300,000	$4,347,714	498,610	301,390	$3,172,786	$1,690,264
Jonathan D. Nelson	212,190	$2,298,470	473,610	301,390	$2,884,661	$1,690,264
John E. Vollmer III	496,800	$7,728,177	760,777	299,223	$7,051,812	$1,654,892

(1)	Calculated by subtracting actual option exercise price from the market price at the respective dates of exercise and multiplying the difference by the number of shares in each category.

(2)	The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable.

(3)	Calculated by subtracting the actual option exercise price from the market price at December 31, 2004 ($19.45 per share) and multiplying the difference by the number of shares in each category.

CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS;
INDEMNIFICATION AGREEMENTS
      On January 29, 2004, Patterson-UTI entered into change in control agreements (each, an “Agreement” and collectively, the “Agreements”) with Messrs. Siegel, Talbott, Patterson, Berns, Nelson and Vollmer, (each, an “Employee” and collectively, the “Employees”). The Agreements were entered into to protect the Employees should a change in control occur, thereby encouraging the Employee to remain in the employ of Patterson-UTI and not be distracted from the performance of his duties to Patterson-UTI by the possibility of a change in control.
      In the event of a change in control of Patterson-UTI in which an Employee’s employment is terminated by Patterson-UTI other than for cause or by the Employee for good reason, the terms of the Agreement would entitle the Employee to, among other things:

•	a bonus payment equal to the greater of the highest bonus paid after the Agreement was entered into and the average of the two annual bonuses earned in the two fiscal years immediately preceding a change in control (such bonus payment prorated for the portion of the fiscal year preceding the termination date),

•	a payment equal to 2.5 times (in the case of Messrs. Siegel, Talbott and Patterson) or 1.5 times (in the case of Messrs. Berns, Nelson and Vollmer) of the sum of (1) the highest annual salary in effect for such Employee and (2) the average of the three annual bonuses earned by the Employee for the three fiscal years preceding the termination date, and

•	continued coverage under Patterson-UTI’s welfare plans for up to three years (in the case of Messrs. Siegel, Talbott and Patterson) or two years (in the case of Messrs. Berns, Nelson and Vollmer).
      Each Agreement provides the Employee with a full gross-up payment for any excise taxes imposed on payments and benefits received under the Agreements or otherwise including other taxes that may be imposed as a result of the gross-up payment.
      A change in control is principally defined by the Agreement as:

•	an acquisition by any individual, entity or group of beneficial ownership of 35% or more of either Patterson-UTI’s then outstanding Common Stock or the combined voting power of the then outstanding voting securities of Patterson-UTI entitled to vote in the election of directors,

•	a change occurs in which the members of the Board of Directors as of the date of the Agreement cease to constitute at least a majority of Patterson-UTI’s Board of Directors unless that change occurs through a vote of at least a majority of the incumbent members of the Board of Directors, or

•	a change in the beneficial ownership of Patterson-UTI following consummation of a reorganization, merger, consolidation, sale of Patterson-UTI or any subsidiary of Patterson-UTI or a disposition of all or substantially all of the assets of Patterson-UTI in which the beneficial owners immediately prior to the transaction own 65% or less of outstanding Common Stock of the newly combined or merged entity.
      The Agreements terminate on the first to occur of:

•	the Employee’s death, disability or retirement,

•	the termination of the Employee’s employment, or

•	three years from the date the Agreement was signed although, unless otherwise terminated, the Agreements will automatically renew for successive twelve-month periods unless Patterson-UTI notifies the Employee at least 90 days before the expiration of the initial term or the renewal period, as applicable, that the term will not be extended.

      All unvested stock options held by executive officers vest upon a change of control as defined by the underlying stock option plan.
      Patterson-UTI has entered into written letter agreements with each of Messrs. Siegel, Berns and Vollmer confirming and evidencing the existing agreements between Patterson-UTI and each of them pursuant to which Patterson-UTI has agreed to pay each such person within ten days of the termination of his employment with Patterson-UTI for any reason (including voluntary termination by him), an amount in cash equal to his annual base salary at the time of such termination. Any such payment made by Patterson-UTI pursuant to the agreement evidenced in these letter agreements will reduce dollar for dollar any payment owed to such person, if any, pursuant to the change in control agreements discussed above.
      Patterson-UTI has entered into an indemnification agreement with each of its executive officers and directors containing provisions that may require Patterson-UTI, among other things, to indemnify such executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
CERTAIN TRANSACTIONS
      In connection with the acquisition by REMY Capital Partners III, L.P. (“REMY Capital”) of an ownership interest in UTI in March 1995, REMY Capital succeeded to a registration rights agreement with UTI. As the successor-in-interest to UTI, Patterson-UTI assumed this registration rights agreement pursuant to which REMY Capital has the right to require Patterson-UTI to use its reasonable efforts to register shares held by REMY Capital under the Securities Act of 1933, as amended. In the event that such rights are exercised in connection with a primary offering proposed by Patterson-UTI (or a secondary offering with which Patterson-UTI agrees to participate), REMY Capital would bear its pro rata share of the costs of the offering, other than legal, accounting and printing costs, all of which Patterson-UTI would bear. In the event that REMY Capital elected to exercise such rights other than in connection with an offering in which Patterson-UTI participates, REMY Capital would bear all costs of the offering. These rights continue so long as REMY Capital continues to own the Common Stock that it acquired in March 1995.
      Mr. Siegel, Chairman of the Board of Patterson-UTI, is President and sole stockholder of REMY Investors, which is the general partner of REMY Capital. Mr. Berns, a director and Senior Vice President of Patterson-UTI, is an executive of REMY Investors.
      During 2004, Patterson-UTI paid approximately $914,000 to TMP Truck and Trailer LP (“TMP”), an entity owned by Thomas M. Patterson, son of A. Glenn Patterson, Patterson-UTI’s President and Chief Operating Officer, for certain equipment and metal fabrication services. Purchases from TMP were at current market prices. TMP continues to be a vendor to Patterson-UTI in 2005.
      During 2004, Patterson-UTI paid approximately $39,000 to Melco Services (“Melco”) for dirt contracting services and $44,000 to L&N Transportation (“L&N”) for water hauling services. Both entities are owned by Lance D. Nelson, brother of Jonathan D. Nelson, Patterson-UTI’s Vice President, Chief Financial Officer, Secretary and Treasurer. Purchases from Melco and L&N were at current market prices. Melco and L&N continue to be vendors to Patterson-UTI in 2005.
      Patterson-UTI operates certain oil and natural gas properties in which certain of its officers and members of their families have participated, either individually or through entities they control, in the prospects or properties in which Patterson-UTI has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by Patterson-UTI. At December 31, 2004, affiliated persons were working interest owners of 237 of the 300 wells operated by Patterson-UTI. Sales of working interests are made by Patterson-UTI to reduce its economic risk in the properties. Generally, it is more efficient for Patterson-UTI to sell the working interests to these affiliated persons than to market them to unrelated third parties. Sales were made by Patterson-UTI at its cost, comprised of Patterson-UTI’s costs of acquiring and preparing the working interests for sale. These costs were paid by the working interest owners on a pro rata basis based upon their working interest ownership percentage. The price at which working interests were sold to affiliated persons was the same price at which working interests were sold to unaffiliated persons.
      The following table sets forth production revenues received and joint interest costs of each of the affiliated persons during 2004 for all wells operated by Patterson-UTI in which they have working interests. These amounts do not necessarily represent their profits or losses from these interests because the joint interest costs do not include the parties’ related drilling and leasehold acquisition costs incurred prior to January 1, 2004. These activities resulted in a payable to the affiliated persons of approximately $1.2 million and $871,000 and a receivable from the affiliated persons of approximately $856,000 and $888,000 at December 31, 2004 and 2003, respectively.

	Year Ended December 31, 2004

		Joint
	Production	Interest
Name	Revenues(1)	Costs(2)

Cloyce A. Talbott	$186,971	$42,313
Anita Talbott(3)	76,423	22,591
Jana Talbott, Executrix to the Estate of Steve Talbott(3)	11,655	2,940
Stan Talbott(3)	9,320	4,366
John Evan Talbott Trust(3)	3,124	668
Lisa Beck and Stacy Talbott(3)	978,607	410,334
SSI Oil & Gas, Inc.(4)	163,584	263,123
IDC Enterprises, Ltd.(5)	12,019,230	6,462,580

Subtotal	13,448,914	7,208,915

A. Glenn Patterson	123,583	27,468
Robert Patterson(6)	8,476	2,518
Thomas M. Patterson(6)	8,476	2,518

Subtotal	140,535	32,504

Jonathan D. Nelson	248,297	263,549

Total	$13,837,746	$7,504,968

(1)	Revenues for production of oil and natural gas, net of state severance taxes.

(2)	Includes leasehold costs, tangible equipment costs, intangible drilling costs, and lease operating expense billed during that period. All joint interest costs have been paid on a timely basis.

(3)	Anita Talbott is the wife of Cloyce A. Talbott. Stan Talbott, Lisa Beck, and Stacy Talbott are Mr. Talbott’s adult children. Steve Talbott is the deceased son of Mr. Talbott. John Evan Talbott is Mr. Talbott’s grandson.

(4)	SSI Oil & Gas, Inc. is beneficially owned 50% by Cloyce A. Talbott and directly owned 50% by A. Glenn Patterson.

(5)	IDC Enterprises, Ltd. is 50% owned by Cloyce A. Talbott and 50% owned by A. Glenn Patterson.

(6)	Robert and Thomas M. Patterson are A. Glenn Patterson’s adult children.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers and directors of Patterson-UTI. The Compensation Committee consists of Messrs. Huff and Hunt, and Ms. Smith, each of whom is an independent director as defined by the NASD published listing standards. The Compensation Committee makes all decisions concerning compensation of executive officers, determines the total amount of bonuses to be paid annually and grants all awards of stock options under Patterson-UTI’s incentive stock option plans. The Compensation Committee also reviews and oversees bonus and incentive compensation decisions for Patterson-UTI as a whole.
      The Compensation Committee’s policy is to provide to the executives competitive compensation packages that will permit Patterson-UTI to attract and retain highly qualified individuals and to motivate and reward Patterson-UTI’s executives for performance that benefits Patterson-UTI and its shareholders. Historically, Patterson-UTI’s executive compensation package consisted of a combination of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and a 401(k) plan.
      Executive salaries are reviewed by the Compensation Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual’s specific performance, Patterson-UTI’s financial results and position, Patterson-UTI’s performance compared to similar companies and a comparison to salary ranges for executives of other companies in the oil and natural gas industry with characteristics similar to those of Patterson-UTI. The process applied by the Compensation Committee is intended to allow the committee to set salaries in a manner that is both competitive and reasonable within the industry, but with an emphasis on incentive bonus and equity compensation.
      Patterson-UTI’s bonus plan for the executive officers allocates a bonus pool among the top executive officers that is based on Patterson-UTI’s earnings before interest, income taxes and depreciation, depletion and amortization. The bonus pool is allocated among the executive officers of Patterson-UTI in a manner that reflects the organizational structure of the top management and the corporate team management philosophy of Patterson-UTI. The committee retains the right to modify cash bonus awards based on individual and corporate performance.
      It is the general policy of the Compensation Committee to review stock-based compensation of Patterson-UTI on at least an annual basis. Awards of stock-based compensation reflect the Board’s and Compensation Committee’s desire to provide Patterson-UTI’s employees who have substantial responsibility for Patterson-UTI’s management and growth with additional incentives by increasing their proprietary interest in the success of Patterson-UTI. The Compensation Committee believes that there should be an emphasis on equity based compensation in order to provide incentives and rewards that are closely aligned with shareholders. As a result, on a relative basis, stock-based compensation has historically been given more weight in Patterson-UTI’s overall compensation package than cash compensation. Equity based compensation consists of both awards of options to purchase Common Stock and shares of restricted stock. Grants of options and restricted stock vest over time, with restricted stock grants currently having a four year vesting schedule whereby no shares vest until three years after grant subject to certain acceleration events. The allocation among the executive officers of Patterson-UTI of equity based compensation is made by the Compensation Committee based on various factors, including the executive’s position and contribution to the overall goals and objectives of Patterson-UTI.
      During 2004 the Compensation Committee, with the approval of the Board, enacted a share ownership guideline applicable to all executive officers and directors of Patterson-UTI. Under this policy and subject to a four year phase-in, each of Patterson-UTI’s Chairman, Chief Executive Officer and President are required to hold shares of Common Stock having a value equal to at least five times their base compensation and Patterson-UTI’s other executive officers are required to hold shares of Common Stock having a value equal to at least three times their base compensation. In addition, subject to a four year phase-in, each director of Patterson-UTI is required to hold shares of Common Stock having a value equal to at least four times the cash compensation provided to the director.
      The compensation of the Chief Executive Officer of Patterson-UTI is determined in the same manner as the compensation for other executive officers as described above. Mr. Talbott’s base annual salary is currently $450,000 and Mr. Talbott also received a cash bonus for 2004 of $645,798 from the bonus pool discussed above. The Compensation Committee also awarded Mr. Talbott 50,000 shares of restricted stock having a four-year vesting period and options to purchase 120,000 shares of Common Stock at the then current market price.

      In considering compensation decisions for the executive management of Patterson-UTI, the Compensation Committee and the Board of Directors of Patterson-UTI routinely considers the potential effect of section 162(m) of the Code. Section 162(m) imposes a limitation on deductions over $1 million that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Stock option grants and cash and other performance awards pursuant to Patterson-UTI’s employee benefit plans may be exempt from the deduction limit if certain requirements are met.

Compensation Committee of the Board of Directors:

Curtis W. Huff, Chairman
Terry H. Hunt
Nadine C. Smith

PERFORMANCE GRAPH
      The following graph compares the cumulative stockholder return on the Common Stock of Patterson-UTI, for the period from December 31, 1999 through December 31, 2004, with the cumulative total return of the Standard and Poors 500 Stock Index, the Standard and Poors MidCap Index, the Oilfield Service Index, and a Patterson-UTI determined peer group. Patterson-UTI’s 2004 peer group consists of Grey Wolf, Inc., Helmerich & Payne, Inc., Nabors Industries, Ltd., Pioneer Drilling Co., Precision Drilling Corp., and Unit Corp. All of the companies in Patterson-UTI’s 2004 peer group are providers of land-based drilling services. The graph assumes investment of $100 on December 31, 1999 and reinvestment of all dividends.
COMPARISON OF CUMULATIVE TOTAL RETURNS
(Total return based on $100 initial investment and reinvestment of all dividends)

	Basis
	1999	2000	2001	2002	2003	2004
Description	($)	($)	($)	($)	($)	($)

Patterson-UTI Energy, Inc.	100.00	286.54	179.31	232.08	253.31	301.84
2004 Peer Group Index	100.00	188.38	117.69	125.09	146.18	192.39
S&P 500 Index	100.00	90.89	80.09	62.39	80.29	89.02
S&P MidCap Index	100.00	117.51	116.79	99.84	135.41	157.73
Oilfield Service Index (OSX)	100.00	138.48	95.90	87.76	103.17	137.86
      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of April 25, 2005, the stock ownership of (i) the executive officers, directors and Board nominees individually, (ii) all directors, Board nominees and executive officers as a group and (iii) each person known by Patterson-UTI to be the beneficial owner of more than 5% of Patterson-UTI’s Common Stock.

	Amount and
	Nature of
Name of	Beneficial		Percent
Beneficial Owner	Ownership		of Class

Beneficial Owners of more than 5% of Patterson-UTI’s Common Stock:
First Pacific Advisors, Inc.
11400 West Olympic Boulevard Los Angeles, CA 90064	9,226,700		5.4%
Directors, Board nominees and Executive Officers Listed in Summary Compensation Table:
Mark S. Siegel	4,482,614	(1)	2.6%
Cloyce A. Talbott	1,543,798	(2)	*
A. Glenn Patterson	1,240,814	(3)	*
Kenneth N. Berns	536,433	(4)	*
Robert C. Gist	104,772	(5)	*
Curtis W. Huff	77,880	(6)	*
Terry H. Hunt	48,800	(7)	*
Kenneth R. Peak	90,000	(8)	*
Nadine C. Smith	73,000	(9)	*
Jonathan D. Nelson	638,533	(10)	*
John E. Vollmer III	621,500	(11)	*

All directors and executive officers as a group	9,458,144	(12)	5.6%

*	indicates less than 1.0%

(1)	Mr. Siegel is the President and sole stockholder of REMY Investors, which is the general partner of REMY Capital Partners III, L.P. (“REMY Capital”). The Common Stock beneficially owned by Mr. Siegel includes 3,288,348 shares of Common Stock owned by REMY Capital. The Common Stock beneficially owned by Mr. Siegel also includes stock options held by Mr. Siegel, which are presently exercisable or become exercisable within sixty days, to purchase 924,266 shares of Common Stock, but does not include 323,334 shares underlying stock options held by Mr. Siegel that are not presently exercisable and will not become exercisable within sixty days. Includes 50,000 shares of restricted Common Stock held by Mr. Siegel, over which he presently has voting power.

(2)	Includes shares underlying stock options held by Mr. Talbott, which are presently exercisable or become exercisable within sixty days, to purchase 1,276,666 shares. Does not include shares underlying stock options held by Mr. Talbott to purchase 323,334 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 50,000 shares of restricted Common Stock held by Mr. Talbott, over which he presently has voting power.

(3)	Includes shares underlying stock options held by Mr. Patterson, which are presently exercisable or become exercisable within sixty days, to purchase 1,120,666 shares. Does not include shares underlying stock options held by Mr. Patterson to purchase 323,334 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 50,000 shares of restricted Common Stock held by Mr. Patterson, over which he presently has voting power.

(4)	Includes shares underlying stock options owned by Mr. Berns, which are presently exercisable or become exercisable within sixty days, to purchase 491,433 shares. Does not include 161,667 shares underlying stock options that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Berns, over which he presently has voting power. Does not include shares of Common Stock beneficially owned by REMY Investors. Mr. Berns disclaims beneficial ownership of such shares beneficially owned by REMY Investors.

(5)	Includes shares underlying presently exercisable stock options held by Mr. Gist to purchase 58,000 shares. Does not include 20,000 shares underlying stock options held by Mr. Gist that are not presently exercisable and will not become exercisable within sixty days.

(6)	Includes shares underlying presently exercisable stock options held by Mr. Huff to purchase 65,000 shares. Does not include 20,000 shares underlying stock options held by Mr. Huff that are not presently exercisable and will not become exercisable within sixty days.

(7)	Includes shares underlying presently exercisable stock options held by Mr. Hunt to purchase 40,000 shares. Includes 800 shares of Common Stock owned by Mr. Hunt’s mother-in-law, over which Mr. Hunt presently has shared voting power. Does not include 20,000 shares underlying stock options held by Mr. Hunt that are not presently exercisable and will not become exercisable within sixty days.

(8)	Includes shares underlying presently exercisable stock options held by Mr. Peak to purchase 90,000 shares. Does not include 20,000 shares underlying stock options held by Mr. Peak that are not presently exercisable and will not become exercisable within sixty days.

(9)	Includes shares underlying presently exercisable stock options held by Ms. Smith to purchase 65,000 shares. Does not include 20,000 shares underlying stock options held by Ms. Smith that are not presently exercisable and will not become exercisable within sixty days.

(10)	Includes shares underlying stock options owned by Mr. Nelson, which are presently exercisable or become exercisable within sixty days, to purchase 613,333 shares. Does not include 161,667 shares underlying stock options held by Mr. Nelson that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Nelson, over which he presently has voting power.

(11)	Includes shares underlying stock options owned by Mr. Vollmer, which are presently exercisable or become exercisable within sixty days, to purchase 596,500 shares. Does not include 163,500 shares underlying stock options held by Mr. Vollmer that are not presently exercisable and will not become exercisable within sixty days. Includes 25,000 shares of restricted Common Stock held by Mr. Vollmer, over which he presently has voting power.

(12)	Includes shares underlying stock options, which are presently exercisable or become exercisable within sixty days, to purchase 5,340,864 shares of Common Stock. Does not include shares underlying stock options to purchase 1,556,836 shares owned by such individuals that are not presently exercisable and will not become exercisable within sixty days. Includes 800 shares of Common Stock over which a director presently has shared voting power. Includes an aggregate of 225,000 shares of restricted Common Stock held by certain directors and executive officers, over which they presently have voting power.
      Except as stated herein, each stockholder has sole voting and investment power with respect to Common Stock included in the above table. There are no arrangements known to Patterson-UTI which may result in a change in control.

AUDIT COMMITTEE REPORT
      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Patterson-UTI filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Patterson-UTI specifically incorporates this report by reference therein.
      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.
      The Audit Committee met five times during fiscal 2004. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of Patterson-UTI’s management.
      During fiscal 2004, as part of its oversight of the financial statements, the Audit Committee reviewed and discussed with both management and the independent auditors the audited financial statements and quarterly operating results prior to their issuance. During fiscal 2004, Patterson-UTI’s management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.
      In addition, during fiscal 2004, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of Patterson-UTI’s internal control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the internal control structure, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
      Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Patterson-UTI’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Committee of the Board of Directors:

Kenneth R. Peak, Chairman
Robert C. Gist
Nadine C. Smith
PricewaterhouseCoopers Fees for Fiscal Years 2004 and 2003
      In 2004 and 2003, Patterson-UTI and its subsidiaries incurred fees for services provided relating to (i) professional services rendered for the audit of Patterson-UTI’s annual financial statements and review of quarterly financial statements, (ii) professional services rendered for the assessment of Patterson-UTI’s internal controls over financial reporting and other assurance and related services that are reasonably related to the performance of the audit or review of Patterson-UTI’s financial statements, (iii) professional services rendered for tax compliance, advice and planning, and (iv) products and services provided by PricewaterhouseCoopers LLP.

	Fees Incurred in	Fees Incurred in
	Fiscal Year	Fiscal Year
Description	2004	2003

Audit fees	$419,000	$323,000
Audit-related fees	1,141,000	180,000
Tax fees	573,000	81,000
All other fees	19,000	31,000

Total	$2,152,000	$615,000

      The Audit Committee approves the appointment of the independent audit firm. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approves all other engagements of the independent audit firm in advance. In the event Mr. Peak approves any such engagement, he discusses such approval with the Audit Committee at its next meeting.
Fiscal 2004
      “Audit Fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2004 consisting of the examination of Patterson-UTI’s consolidated financial statements and quarterly reviews of Patterson-UTI’s interim financial statements. “Audit-related Fees” includes services provided to assess Patterson-UTI’s internal controls over financial reporting and services provided which relate to the acquisition of TMBR/ Sharp Drilling, Inc. and associated filings made with the SEC. “Tax Fees” includes federal, state, local and foreign tax compliance and related matters. “All Other Fees” includes other non-audit related matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.
Fiscal 2003
      “Audit Fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2003 consisting of the examination of Patterson-UTI’s consolidated financial statements and quarterly reviews of Patterson-UTI’s financial statements. “Audit-related Fees” includes reading of Patterson-UTI’s registration statement and consultation on the correspondence between Patterson-UTI and the SEC related to the registration statement/proxy statement with respect to the acquisition of TMBR/ Sharp Drilling, Inc. “Tax Fees” includes federal, state, local and foreign tax compliance and related matters. “All Other Fees” includes consultation related to Sarbanes-Oxley matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.
      The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Audit Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers LLP.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires Patterson-UTI’s officers and directors, and persons who own more than 10% of a registered class of Patterson-UTI’s equity securities, to file reports of ownership and changes in ownership with the SEC. Each of these persons is required by SEC regulation to furnish Patterson-UTI with copies of Section 16(a) filings.
      Based solely on its review of copies of such forms received by it, Patterson-UTI believes that, during the year ended December 31, 2004, its officers, directors and beneficial owners of more than ten percent of a registered class of its equity securities complied with all applicable filing requirements.

Other Business
      As of the date of this proxy statement, management of Patterson-UTI was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.
Stockholder Proposals for 2006 Annual Meeting
      All proposals submitted by stockholders for presentation at the 2006 annual meeting must comply with the SEC’s rules regarding shareholder proposals. In addition, Patterson-UTI’s bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such business in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2006 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than February 15, 2006 and not later than March 17, 2006; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after June 15, 2006, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.
      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	a brief description of each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and record address of the stockholder proposing such business,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	any material interest of the stockholder in such business, and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
      The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the Patterson-UTI bylaws.
      Any proposal by a stockholder to be presented at Patterson-UTI’s 2006 annual meeting of stockholders must be received by Patterson-UTI no later than December 29, 2005, in order to be eligible for inclusion in Patterson-UTI’s proxy statement and proxy used in connection with the 2006 annual meeting.
      Patterson-UTI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
Annual Report
      You are referred to Patterson-UTI’s annual report to stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC, enclosed herewith for your information. The annual report to stockholders is not incorporated in this proxy statement and is not to be considered part of the soliciting material.

ANNEX A
PATTERSON-UTI ENERGY, INC.
2005 LONG-TERM INCENTIVE PLAN
      Patterson-UTI Energy, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2005 Long-Term Incentive Plan (the “Plan”).
1. Purpose of the Plan
      The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2. Definitions
      2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
      2.2. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
      2.3. “Board” shall mean the board of directors of the Company.
      2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      2.5. “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market.
      2.6. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.
      2.7. “Director” shall mean a non-employee member of the Board.
      2.8. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
      2.9. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.
      2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      2.11. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Company is listed, and if the Company is not then listed on the NASDAQ Stock Market or any national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

      2.12. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.
      2.13. “Limitations” shall have the meaning set forth in Section 10.5.
      2.14. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
      2.15. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.
      2.16. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.
      2.17. “Payee” shall have the meaning set forth in Section 13.1.
      2.18. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.
      2.19. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
      2.20. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
      2.21. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
      2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.
      2.23. “Prior Plans” shall mean, collectively, the Company’s Amended and Restated 1997 Long-Term Incentive Plan, Amended and Restated Non-Employee Director Stock Option Plan, Non-Employee Directors Stock Option Plan, Amended and Restated 1996 Employee Stock Option Plan, the Company’s Amended and Restated 2001 Long-Term Incentive Plan and the Company’s 1993 Stock Incentive Plan.
      2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
      2.25. “Restriction Period” shall have the meaning set forth in Section 7.1.
      2.26. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
      2.27. “Shares” shall mean the shares of common stock of the Company, par value $.01 per share.
      2.28. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.
      2.29. “Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
      2.30. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
      2.31. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.
3. Shares Subject to the Plan
      3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2 and this Section 3.1, the total number of Shares authorized for grant under the Plan shall be 6,250,000, reduced by the total number of Shares subject to any options or awards granted under the Prior Plans during the period commencing on January 1, 2005 and ending on the effective date of this Plan (the “Pre-Effective Period”). Any Shares that are subject to Awards of Options or Stock Appreciation Rights, whether granted under this Plan or a Prior Plan during the Pre-Effective Period, shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights, whether awarded under this Plan or a Prior Plan during the Pre-Effective Period, shall be counted against this limit as one and six tenths (1.6) Shares for every one (1) Share awarded. In connection with the granting of a Performance Unit denominated in dollars, the number of Shares that shall be counted against this limit shall be an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.
      (b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(d) below. If any Shares subject to an Award are used to exercise Options, are not issued upon the settlement of a Stock Appreciation Right, or are withheld by the Company for income or employment taxes, the Shares, shall not become available for grant under the Plan.
      (c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
      (d) Any Shares that again become available for grant pursuant to this Article shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as one and six tenths (1.6) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.
      3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
4. Eligibility and Administration
      4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.
      4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
      (b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
      (c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or any other principal national securities exchange on which the Company is then listed), the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company; provided, however, (i) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
5. Options
      5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan; provided that incentive stock options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder). Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
      5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time. The Award Agreement also shall specify whether the Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
      5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute

Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or any other principal national securities exchange on which the Company is then listed).
      5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.
      5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.
      5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.
      5.7. Vesting. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Options shall vest over a period of not less than one year from date of grant (but permitting pro rata vesting over such time); provided, that such vesting shall not be required with respect to any Substitute Awards. The vesting schedule shall be set forth in the Award Agreement.
      5.8. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be the number of Shares authorized for grant under Section 3.1.
6. Stock Appreciation Rights
      6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

      6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash, except as provided in Article 11.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant, (ii) a term not greater than ten years, and (iii) not being exercisable before the expiration of one year from the date of grant to an employee of the Company or any Subsidiary (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) retirement, death or disability of a Participant or (y) special circumstances determined by the Committee, such as the achievement of performance objectives. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7. Restricted Stock Awards
      7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.
      7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.
      7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares unless otherwise provided in such Award Agreement; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.
      7.4. Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant, or a Change of Control referred to in Article 11), or special circumstances determined by the Committee (such as the achievement of performance objectives) Restricted Stock Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall have a Restriction Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that the provisions of this Section shall not be applicable to any grants to new hires to replace forfeited awards from a prior employer, Substitute Awards or grants of Restricted Stock in payment of Performance Awards and other earned cash-based incentive compensation or grants to non-employee Directors. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.
      7.5 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
8. Other Stock Unit Awards
      8.1. Grants. Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.
      8.2. Award Agreements. The terms of Other Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.
      8.3. Vesting. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9 and other earned cash-based incentive compensation, or grants of Other Stock Unit Awards on a deferred basis.
      8.4. Payment. Except as provided in Article 10 or as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments following the lapse of the restrictions applicable to such Awards, but, unless expressly provided in an Award Agreement, no later than 2 1/2 months following the end of the calendar year in which such restrictions lapse, or in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
9. Performance Awards
      9.1. Grants. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.
      9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
      9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.
      9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments, but, unless expressly provided in an Award Agreement, no later than 2 1/2 months following the close of the calendar year that contains the end of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. Code Section 162(m) Provisions
      10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.
      10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; operating income, net income; division, group or corporate financial goals; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation, depletion and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share; return on invested capital, cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; safety records; and rig utilization and rig count growth. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
      10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.
      10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
      10.5. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 12-month period with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.
11. Change of Control Provisions
      Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) that Options and Stock Appreciation Rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, (c) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (d) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed to the extent permitted under Section 409A of the Code, (e) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant to the extent permitted under Section 409A of the Code, and (f) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a “Change of Control” shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
12. Generally Applicable Provisions
      12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or any other principal national securities exchange on which the Company is listed) provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.4. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.
      12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
      12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (i) for charitable donations; (ii) to the Participant’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) a trust for the benefit of one or more of the Participants or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.
      12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
      12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such deferrals shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.
13. Miscellaneous
      13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such minimum statutory withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.
      13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
      13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such

Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
      13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion.
      13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
      13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
      13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
      13.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
      13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

      13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
      13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
      13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
      13.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
      13.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
      13.16 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
      13.17 Sarbanes Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
      13.18 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
      13.19 Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 4.2 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

PATTERSON-UTI ENERGY, INC.

■	You can now vote your shares electronically through the Internet or the telephone.
■	This eliminates the need to return the proxy card.
■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED
ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL	Please mark your votes	☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3.	like this
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE PROXIES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS NOTED BELOW AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF BOARD OF DIRECTORS.	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐
Nominees for election to the Board of Directors: 01 Mark S. Siegel, 02 Cloyce A. Talbott, 03 A. Glenn Patterson, 04 Kenneth N. Berns, 05 Robert C. Gist, 06 Curtis W. Huff, 07 Terry H. Hunt, 08 Kenneth R. Peak, and 09 Nadine C. Smith.
(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Approve the adoption of the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”);	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2005; and	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE READ THE INSTRUCTIONS ABOVE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬ Signature ▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬▬  Date ▬▬▬▬▬▬▬▬

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)

Your Vote Is Important!

Follow Instructions on The Reverse Side.

PLEASE VOTE

▼ FOLD AND DETACH HERE ▼

PROXY	PROXY

PATTERSON-UTI ENERGY, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Patterson-UTI Energy, Inc. (the “Company”) hereby appoints Mark S. Siegel, Cloyce A. Talbott and A. Glenn Patterson, and each of them, attorneys and proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held Wednesday, June 15, 2005, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas, 79549, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present. The undersigned hereby instructs the above-named Attorneys and Proxies to vote the shares represented by this proxy in the manner as directed by the undersigned on the reverse side of this proxy card. If no directions are made, the Proxies will vote “FOR” the nominees for directors set forth on the reverse side and “FOR” proposals 2 and 3.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope, or follow the instructions on the reverse side to vote your shares by Internet or by telephone.

(continued on the reverse side)